Exhibit 16.01

[Letterhead]

November 9, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.   20549-7561

Commissioners:

We have read SG Blocks, Inc.'s (fka CDSI Holding, Inc.) statements included under Item 4.01 of its Form 8-K dated November 4, 2011, and we agree with such statements concerning our firm.

/s/ Becher Della Torre Gitto & Company PC